EXHIBIT 23



Bakr Abulkhair & Co.
     Member
     Deloitte Touche
            Tohmatsu
--------------------          --------------------------------------------------
Head Office: Riyadh           Public Accountants             Telephone 2-6572725
License No. 96                Saudi Business Centre          Facsimile 2-6572722
                              Medina Road
                              P.O. Box 442, Jeddah 21411
                              Kingdom of Saudi Arabia


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The Procter & Gamble Company:


We consent to the incorporation by reference in the Registration Statement No. 333-40264 of The Procter & Gamble Company on Form S-8 of our report dated March 31, 2001 appearing in this Annual Report on Form 11-K of the Employee Savings and Thrift Plan (Saudi Arabia) for the plan fiscal year ended December 31, 2000.

BAKR ABULKHAIR & CO.



AL-MUTAHHAR Y. HAMIDUDDIN
--------------------------
Al-Mutahhar Y. Hamiduddin
License No. 296.

March 31, 2001